                                  SECURITY AGREEMENT

    THIS AGREEMENT is executed as of March 31, 1995, by MAGNETEK, INC., a Delaware corporation ("BORROWER/DEBTOR"), and the other undersigned debtors ("SUBSIDIARY/DEBTORS"), for the benefit of NATIONSBANK OF TEXAS, N.A., a national banking association (in its capacity as Agent for the Lenders now or in the future party to the Credit Agreement described below "SECURED PARTY").

    Borrower/Debtor, Secured Party, and Lenders have executed the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of March 31, 1995, and certain other Loan Documents. Borrower/Debtor owns all of the issued and outstanding capital stock of each Subsidiary/Debtor, except as disclosed on SCHEDULE 7.3 to the Credit Agreement. The execution and delivery of this agreement are requirements to Secured Party's and Lenders' execution of the Credit Agreement and other Loan Documents, are integral to the transactions contemplated by the Loan Documents, and are conditions precedent to Lenders' obligations to extend credit under the Credit Agreement.

    ACCORDINGLY, for adequate and sufficient consideration, Borrower/Debtor and Subsidiary/Debtors jointly and severally agree with Secured Party for the benefit of Lenders as follows:

    1. DEFINITIONS. Terms defined in the Credit Agreement or the UCC have the same meanings when used -- unless otherwise defined -- in this agreement. If the definition given a term in the Credit Agreement conflicts with the definition given that term in the UCC, then the Credit Agreement definition controls to the extent allowed by Law. If the definition given a term in CHAPTER 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, then the CHAPTER 9 definition controls. Furthermore, as used in this agreement:

    ACCOUNTS means, for each Debtor, all of its present and future accounts, instruments, receivables, accounts receivable, chattel paper, documents, and book debts arising from its sale or lease of goods or rendition of services, including, without limitation, all present and future (a) amounts due to it from a factor, (b) returned, reclaimed, refused, or repossessed goods, and (c) books and records pertaining to, and security and guaranties for, any of the foregoing.

    BORROWER/DEBTOR is defined in the preamble to this agreement and includes, without limitation, Borrower/Debtor, Borrower/Debtor as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower/Debtor's assets under any Debtor Law.

    COLLATERAL is defined in PARAGRAPH 4 below.

    CREDIT AGREEMENT is defined in the recitals to this agreement.

    DEBTORS means Borrower/Debtor and Subsidiary/Debtors.

    FINANCING STATEMENT means a financing statement executed by each Debtor and Secured Party for filing in the jurisdictions listed in SCHEDULE 6 to the Credit Agreement, and in substantially the form of ANNEX 2 to this agreement.

    INVENTORY means, for each Debtor, all of its present and future inventory, including, without limitation, all present and future (a) materials, goods and work-in-process, finished goods, and other tangible property held for sale or lease or being processed for sale or lease in its present or future business, whether to be furnished under contracts or used or consumed in that Debtor's business, (b) documents (including documents of title) covering any of the foregoing, and (c) such property the sale or other disposition of which has given rise to accounts and which has not been returned to or repossessed or stopped in transit by that Debtor.

    OBLIGOR means any Person obligated with respect to any of the Collateral, whether as a party to a contract, an account debtor, issuer of any securities, or otherwise.

    OBLIGATION means the "OBLIGATION," as defined in the Credit Agreement, including, without limitation, all present and future indebtedness, liabilities, and obligations of each Debtor arising under this agreement, and all present and future costs, attorneys' fees, and expenses reasonably incurred by Secured Party or any Lender to enforce any Debtor's or any other obligor's payment of any of the Obligation, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Sections 502 or 506 or any other provision of TITLE 11 of the UNITED STATES CODE and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if any Debtor voluntarily or involuntarily becomes subject to any Debtor Law).

    PLEDGED SECURITIES means, whether now owned or acquired in the future by any Debtor, (a) all present and future shares of capital stock issued by any of the following subsidiaries and (b) 65% of all present and future shares of capital stock issued by MagneTek Europe, N.V., and in either case, including, without limitation, all present and future increases, profits, combinations, reclassifications, dividends, and substitutes and replacements for any of the foregoing (SO LONG AS the Pledged Securities do not include more than the number of voting shares required to be pledged under the Credit Agreement):

    MagneTek Century Electric, Inc., MagneTek National Electric Coil, Inc., MagneTek Ohio Transformer, Inc., MagneTek Electric, Inc., MagneTek Controls, Inc., MagneTek Tempe, Inc., MagneTek Credit Corporation, MagneTek Leasing Corporation and MagneTek Airport Systems, Inc.,

    SECURED PARTY is defined in the preamble to this agreement and includes its successor appointed under SECTION 13 of the Credit Agreement and acting as AGENT for Lenders under the Loan Documents.

    SECURITY INTEREST means the security interests granted and the transfers, pledges, and assignments made under PARAGRAPH 2 below, which is a "LENDER LIEN," as defined in the Credit Agreement.

    SUBSIDIARY/DEBTORS is defined in the preamble to this agreement.

    UCC means the UNIFORM COMMERCIAL CODE as adopted in Texas or any other applicable jurisdiction.

    2. SECURITY INTEREST. To secure the prompt, unconditional, and complete payment and performance of the Obligation when due, each Debtor jointly and severally grants to Secured Party a security interest in the Collateral identified for it in PARAGRAPH 4 below and jointly and severally pledges and collaterally transfers and assigns that Collateral to Secured Party, all upon and subject to the terms and conditions of this agreement. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest nonetheless remains effective to the extent allowed by UCC Section 9.318 or other applicable Law but is otherwise limited by that prohibition.

    3. NO ASSUMPTION OR MODIFICATION. The Security Interest is given as security only in order to secure the prompt, unconditional, and complete payment and performance of the Obligation when due. Neither Secured Party nor any Lender assumes or may become liable for any Debtors' liabilities, duties, or obligations under or in connection with the Collateral. Neither Secured Party's acceptance of this agreement nor its taking any action in carrying out this agreement, constitutes Secured Party's approval of the Collateral or Secured Party's assumption of any obligation under or in connection with the Collateral. This agreement does not affect or modify any Debtors' obligations with respect to any Collateral.

    4. COLLATERAL. The term "COLLATERAL" means the following items and types of property -- wherever located and now or in the future acquired or existing:

    -    For each Debtor, all of its Accounts, Inventory, and Pledged
         Securities; and

    - All cash and noncash proceeds of any other Collateral, including, without limitation, all cash, accounts, general intangibles, documents, instruments, chattel paper, goods, and any other property received upon the sale or disposition of any other Collateral and all insurance proceeds of any kind paid at any time in connection with any other Collateral.

    5. FRAUDULENT CONVEYANCE. Notwithstanding any contrary provision, each Debtor agrees that, if -- but for the application of this paragraph -- any of the Obligation or the Security Interest would constitute a preferential transfer under 11 U.S.C. Section 547, a fraudulent conveyance under 11 U.S.C. Section 548, or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar Law in effect from time to time (each a "FRAUDULENT CONVEYANCE"), then the Obligation and Security Interest remains enforceable to the maximum extent possible without causing any of the Obligation or the Security Interest to be a fraudulent conveyance, and this agreement is automatically amended to carry out the intent of this paragraph.

    6. REPRESENTATIONS AND WARRANTIES. Debtors jointly and severally represent and warrant to Secured Party on behalf of Lenders that:

         (a) CREDIT AGREEMENT. Each Debtor acknowledges that certain (a) representations and warranties in the Credit Agreement are applicable to it or its assets or operations and confirms that each such representation and warranty is true and correct, (b) covenants, agreements, and other provisions in the Credit Agreement (INCLUDING, WITHOUT LIMITATION, INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 8.12 OF THE CREDIT AGREEMENT) are applicable to it or are imposed upon it and agrees to promptly and properly comply with or be bound by each of them, AND (c) IT IRREVOCABLY CONSENTS AND APPROVES TO THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 14.11 OF THE CREDIT AGREEMENT.

         (b) BORROWING BASE. Any item of Collateral submitted or represented to Secured Party as being eligible under the Credit Agreement to be included in the Borrowing Base fully meets the requirements for eligibility provided in the Credit Agreement.

         (c) BINDING OBLIGATION. This agreement creates a legal, valid, and binding Lender Lien in and to the Collateral (subject to delivery to Secured Party of the stock certificates for the Pledged Securities) in favor of Secured Party and enforceable against the Debtor owning that Collateral. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements, once those Financing Statements have been property filed in the jurisdictions described on SCHEDULE 6 to the Credit Agreement, the Security Interest in that Collateral will be fully perfected. For the Pledged Securities, the taking by Secured Party of physical possession in Texas of the stock certificates representing the Pledged Securities will perfect the Security Interest in that Collateral. Once perfected, the Security Interest will constitute a first-priority Lender Lien on the Collateral, subject only to Permitted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.

         (d) LOCATIONS. The attached ANNEX 1 accurately describes (i) the location of each Debtor's principal place of business and chief executive office, (ii) if different from CLAUSE (i), the one or more locations of its books and records concerning its Accounts, (iii) the locations where any of its Inventory (EXCEPT when temporarily in the hands of a third-party contractor for processing and until sold in the ordinary course of business) is currently and will -- SUBJECT TO PARAGRAPH 7(b) below -- in the future be maintained. EXCEPT as stated in CLAUSE (III) above, each Debtor's Inventory is currently and will be in its possession.

         (e) ACCOUNTS. Each Debtor's Accounts (i) arise from its sales or rendition of services, (ii) are due to that Debtor, and (iii) are not, if represented to be eligible for inclusion in the Borrowing Base, subject to any material setoff, counterclaim, defense, allowance, adjustment (OTHER THAN discounts for prompt payment shown on the invoice), or material dispute, objection, or complaint by any Obligor.

         (f) SECURITIES. All Pledged Securities are duly authorized, validly issued, fully paid, and non-assessable, and the transfer of them is not subject to any restrictions OTHER THAN restrictions imposed by applicable Laws. The Pledged Securities are approximately the maximum number of shares of each Subsidiary that may be pledged without creating a material Tax obligation for the Companies that would not otherwise exist. Copies of the certificates evidencing the Pledged Securities of MagneTek Europe are annexed to this agreement as ANNEX 4 (however, the failure of those copies to be accurate or complete does not affect or impair the Security Interest in them).

         (g) ADDITIONAL COLLATERAL. The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by any Debtor.

The failure of any of these representations or warranties to be accurate and complete does not impair the Security Interest in any Collateral.

    7. COVENANTS. While any Lender is committed to lend or extend credit under the Credit Agreement and until the Obligation are fully paid and performed, each Debtor jointly and severally covenants and agrees with Secured Party on behalf of Lenders that, without first obtaining Secured Party's written notice of Determining Lenders' consent to the contrary:

         (a) CREDIT AGREEMENT. Each Debtor shall promptly and fully comply with and perform all covenants and agreements in the Credit Agreement that are applicable to it or its assets or operations, each of which is ratified and confirmed.

         (b) CERTAIN RELOCATIONS AND CHANGES. Each Debtor shall give Secured Party 30-days-written notice before any proposed (i) relocation of its principal place of business or chief executive office, (ii) change of its name, (iii) relocation of the place where its books and records concerning its Accounts are kept, and (iv) relocation of any Collateral (OTHER THAN delivery of Inventory in the ordinary course of business to third-party contractors for processing and sales of Inventory in the ordinary course of business or as permitted by the Credit Agreement) to a location not described on the attached ANNEX 1.

         (c)  ESTOPPEL AND OTHER AGREEMENTS AND MATTERS.  Each Debtor shall:

              (i) Within 30 days after the date of this agreement and at all times after that time -- with respect to any of its Inventory having a value of at least $1,500,000 that is from time to time delivered to any third-party contractor for processing in the ordinary course of business -- deliver to Secured Party a bailee, estoppel, and subordination agreement providing that such third-party contractor holds that Inventory as Secured Party's bailee, subordinates to the Security Interest all right, title, and interest it may have in and to that Inventory, and covenants to keep that Inventory segregated and clearly marked as being owned by that Debtor, which agreement must otherwise be in form and substance reasonably acceptable to Secured Party and its special counsel; and

              (ii) EITHER (unless waived by Secured Party in its sole judgment without requiring approval of any other Lender) (A) cause the landlord or lessor for each location where any of its Inventory (OTHER THAN Inventory with a fair market value not to exceed $1,500,000) is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in substantially the form of the attached ANNEX 3 or such other form as may be reasonably acceptable to Secured Party and its special counsel, OR (B) deliver to Secured Party a legal opinion or other evidence (in each case that is reasonably satisfactory to Secured Party and it special counsel) that neither the applicable lease nor the Laws of the jurisdiction in which that location is situated provide for contractual, common Law, or statutory landlord's Liens that is senior to the Security Interest.

         (d) OTHER NOTICES AND ACTIONS. Each Debtor shall promptly notify Secured Party of (i) any change in any material fact or circumstance represented or warranted by any Debtor with respect to any of the Collateral, and (ii) any claim, action, or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral or the Security Interest (and, at Secured Party's request, that Debtor shall appear in and defend any such action or proceeding at that Debtor's expense). In case of any default or event of default by any other party under or in connection with any material portion (individually or collectively) of the Collateral, Debtor shall immediately use reasonable efforts to remedy the same or immediately demand that the same be remedied),

         (e) RECORD OF COLLATERAL. Each Debtor shall maintain at its chief executive office a current record of where all of its Collateral is located and permit Secured Party or its representatives to inspect and make copies from those records pursuant to the Credit Agreement and furnish to Secured Party upon request, from time to time, such documents, lists, descriptions, certificates, and other information necessary or helpful to keep Secured Party informed with respect to the identity, location, status, condition, terms of, parties to, and value of the Collateral.

         (f) COLLATERAL IN TRUST. While a Default or Potential Default exists, each Debtor shall upon request of Secured Party (unless prevented by operation of Law from making that request, in which event each Debtor shall) (i) hold in trust (and not commingle with its other assets) for Secured Party all of its Collateral that is chattel paper, instruments, or documents of title at any time received by it, (ii) promptly deliver that Collateral to Secured Party unless Secured Party at its option gives Debtor written permission to retain any of it, and (iii) cause each chattel paper, instrument, or document of title so retained to be marked to state that it is assigned to Secured Party and each instrument to be endorsed to the order of Secured Party (but failure to be so marked or endorsed may not impair the Security Interest in any such Collateral).

         (g) PERFORM OBLIGATION. Each Debtor shall perform all of its material obligations under or in connection with all of its Collateral in accordance with customary business practices.

         (h) IMPAIRMENT OF COLLATERAL. No Debtor may do or permit any act that is reasonably likely to adversely impair the value or usefulness any material portion of any Collateral.

    8. REMEDIES UPON DEFAULT. While a Default exists, Secured Party is, subject to Credit Agreement, entitled to exercise any one or more of the following Rights.

         (a) RIGHTS. Secured Party may exercise any and all Rights available to a secured party under the UCC, in addition to any and all other Rights afforded by this agreement and the other Loan Documents, at law, in equity, or otherwise, including, without limitation (i) requiring Debtors to assemble Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to the applicable Debtor and Secured Party, (ii) applying by appropriate judicial proceedings for appointment of a receiver for Collateral, (iii) applying to the Obligation any cash held by Secured Party under this agreement, (iv) reducing any claim to judgment, (v) exercising the Rights of offset or banker's Lien against the interest of each Debtor in and to every account and other property of each Debtor in Secured Party's possession to the extent of the full amount of the Obligation, (vi) foreclosing the Security Interest and any other Liens Secured Party may have or otherwise realize upon any and all of the Rights Secured Party may have in and to Collateral, and (vii) bringing suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Secured Party in any Loan Document.

         (b) NOTICE. If any Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of that Collateral without notification, advertisement, or other notice of any kind. Otherwise, reasonable notice of the time and place of any public sale of the Collateral -- or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made -- shall be sent to Debtor and to any other Person entitled to notice under the UCC. Notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notice. It is not necessary that the Collateral be at the location of the sale.

         (c) SALES OF SECURITIES. In connection with the sale of any Collateral that is securities, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render that sale exempt from the registration and similar requirements under applicable Laws, and no sale so made in good faith by Secured Party may be deemed not to be "COMMERCIALLY REASONABLE" because so made.

         (d) OTHER SALES. Secured Party's sale of less than all Collateral does not exhaust Secured Party's Rights under this agreement and Secured Party is specifically empowered to make successive sales until all Collateral is sold. If the proceeds of a sale of less than all Collateral is less than the Obligation, then this agreement and the Security Interest remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made. In the event any sale under this agreement is not completed or is, in Secured Party's opinion, defective, that sale does not exhaust Secured Party's Rights under this agreement, and Secured Party is entitled to cause a subsequent sale or sales to be made. All statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this agreement -- whether about nonpayment of the Obligation, the occurrence of any Default, Secured Party's having declared all of the Obligation to be due and payable, notice of time, place, and terms of sale and the properties to be sold having been duly given, or any other act or thing having been duly done by Secured Party -- shall be taken as PRIMA FACIE evidence of the truth of the facts so stated and recited. Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

         (e) OBLIGORS. While a Default exists, Secured Party may notify or require each Obligor to make payment directly to Secured Party, and Secured Party may take control of the proceeds paid to Secured Party. Until Secured Party elects to exercise these Rights, each Debtor is authorized to collect and enforce the Collateral and to retain and expend all payments made on Collateral. While Secured Party is entitled to and elects to exercise these Rights, Secured Party has the Right in its own name or in the name of the applicable Debtor to (i) compromise or extend time of payment with respect to Collateral for such amounts and upon such terms as Secured Party may reasonably determine, (ii) demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral, (iv) endorse the applicable Debtor's name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into Secured Party's possession, (v) sign the applicable Debtor's name on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral, and on notices to Obligors making payment with respect to Collateral, (vi) send requests for verification of obligations to any Obligor, and (vii) do all other acts and things reasonably necessary to carry out the intent of this agreement. If any Obligor fails to make payment on any Collateral when due while a Default exists, Secured Party is authorized, in its sole discretion, either in its own name or in the applicable Debtor's name, to take such action as Secured Party reasonably shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. However, Secured Party is NEITHER (x) liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral (EXCEPT for its own fraud, gross negligence, willful misconduct, or violation of any Law), NOR (y) under any duty whatever to anyone except the applicable Debtor and Lenders to account for funds that it shall actually receive under this agreement. A receipt given by Secured Party to any Obligor is a full and complete release, discharge, and acquittance to that Obligor, to the extent of any amount so paid to Secured Party. While a Default exists, Secured Party may apply or set off amounts paid and the deposits against any liability of the applicable Debtor to Secured Party. Regarding the existence of any Default for purposes of this agreement, each Debtor agrees that the Obligors on any Collateral may rely upon written certification from Secured Party that a Default exists.

         (f) POWER-OF-ATTORNEY. Secured Party is deemed to be irrevocably appointed as each Debtor's agent and attorney-in-fact with all Right to enforce all of that Debtor's Rights under or in connection with the Collateral effective and operable at all times while a Default exists. All reasonable costs, expenses and liabilities incurred and all payments made by Secured Party as that Debtor's agent and attorney-in-fact (including, without limitation, reasonable attorney's fees and expenses) are considered a loan by Secured Party to that Debtor that is repayable on demand, accrues interest at the Default Rate until paid, and is part of the Obligation.

         (g) APPLICATION OF PROCEEDS. While a Default exists, Secured Party shall apply the proceeds of any sale or other disposition of Collateral in the following order: (i) Payment of all its reasonable expenses incurred in retaking, holding, and preparing any Collateral for disposition, in arranging for such disposition, and in actually disposing of the same (all of which are part of the Obligation); (ii) repayment of amounts reasonably expended by Secured Party under PARAGRAPH 9 below; (iii) payment of the balance of the Obligation in the order and manner specified in the Credit Agreement; and (iv) delivery EITHER (A) to Borrower/Debtor for the account of all Debtors OR (B) as a court of competent jurisdiction may direct.

    9.   OTHER RIGHTS.

         (a) PERFORMANCE. If any Debtor fails to preserve the priority (subject to Permitted Liens) of the Security Interest in any Collateral or otherwise fails to perform any of its obligations under any Loan Document with respect to any Collateral, then Secured Party may, at its option, but without being required to do so, after five Business Days or earlier, if Secured Party in its reasonable judgment deems it necessary, prosecute or defend any suits in relation to the Collateral or take any other action that such Debtor is required -- but has failed -- to take. Any amount that is reasonably expended or paid by Secured Party in connection with the foregoing (including, without limitation, court costs and reasonable attorneys' fees and expenses) bears interest at the Default Rate from the date spent or incurred until repaid and is payable (with that interest) by Debtors to Secured Party upon demand and is part of the Obligation.

         (b) COLLATERAL IN SECURED PARTY'S POSSESSION. If, while a Default exists, any Collateral comes into Secured Party's possession, Secured Party may use that Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of that Collateral. Debtors jointly and severally covenant to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses, costs, Taxes, and other charges incurred by Secured Party in connection with its custody and preservation of that Collateral, all of which bear interest at the Default Rate from the date spent or incurred until repaid and are (with that interest) payable by Debtors to Secured Party upon demand and are part of the Obligation. EXCEPT for Secured Party's own fraud, gross negligence, or willful misconduct
(i) the risk of accidental loss or damage to, or diminution in value of, any Collateral is on Debtors, (ii) Secured Party has no liability for failure to obtain or maintain insurance or to determine whether any insurance in effect is adequate as to amount or risks insured, (iii) Secured Party has no duty to fix or preserve Rights against any Obligors in respect of any Collateral and is never liable for any failure to use diligence to collect any amount payable in respect of any Collateral (OTHER THAN to account to Debtors and Lenders for what Secured Party may actually collect or receive).

         (c) RECORD OWNERSHIP OF SECURITIES. While a Default exists, Secured Party may have any Collateral that is securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as pledgee.

         (d) VOTING OF SECURITIES. As long as no Default exists, the applicable Debtor may exercise all voting Rights pertaining to any Collateral that is securities. While a Default exists, the Right to vote any Collateral that is securities is vested exclusively in Secured Party. Accordingly, each applicable Debtor irrevocably constitutes and appoints Secured Party as that Debtor's proxy and attorney-in-fact -- effective only after notice to the applicable Debtor while a Default exists but with full power of substitution -- to vote, and to act with respect to, any Collateral that is securities standing in the name of that Debtor or with respect to which that Debtor is entitled to vote and act. That proxy is coupled with an interest, is irrevocable, and continues until the Obligation are fully paid and performed.

         (e) CERTAIN PROCEEDS. The provisions of this CLAUSE (e) are applicable only while a Default exists. Notwithstanding any contrary provision, all dividends or distributions of property in respect of, and all proceeds of, any Collateral that is securities -- whether those dividends, distributions, or proceeds result from a subdivision, combination, or reclassification of the outstanding capital stock of any issuer or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any issuer may be a party, or otherwise -- are part of the Collateral, shall, if received by any Debtor, be held in trust for Secured Party's benefit, and shall immediately be delivered to Secured Party (accompanied by proper instruments of assignment or stock or bond powers executed by the applicable Debtor in accordance with Secured Party's instructions) to be held subject to the terms of this agreement. Any cash proceeds of any Collateral that come into Secured Party's possession (including, without limitation, insurance proceeds) may, at Secured Party's option, be applied in whole or in part to the Obligation (to the extent then due), be fully or partially released to or under the written instructions of that applicable Debtor for any general or specific purpose, or be fully or partially retained by Secured Party as additional Collateral. Any cash Collateral in Secured Party's possession may be invested by Secured Party in certificates of deposit issued by Secured Party, any Lender, or any other state or national bank having combined capital and surplus greater than $100,000,000 or in securities issued or guaranteed by the United States of America or any of its agencies. Secured Party is never obligated to make any investment and never has any liability to any Debtor or any Lender for any loss that may result from any investment or non-investment. All interest and other amounts earned from any investment may be dealt with by Secured Party in the same manner as other cash Collateral.

         (f) INDEMNIFICATION. DEBTORS JOINTLY AND SEVERALLY ASSUME ALL LIABILITY FOR ALL COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT) AND JOINTLY AND SEVERALLY AGREE TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTY, EACH LENDER, AND THEIR RESPECTIVE REPRESENTATIVE (THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST, AND DEFEND EACH INDEMNIFIED PARTY AGAINST, ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT (WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF DEBTOR OR OF OTHERS) AND ALL CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS' FEES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT OF IT. (THE "INDEMNIFIED LIABILITIES"). HOWEVER, NO INDEMNIFIED PARTY IS ENTITLED TO INDEMNITY UNDER THIS PARAGRAPH FOR ITS OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD OR FOR ANY INDEMNIFIED LIABILITY ARISING FROM ITS ACTIONS AFTER SECURED PARTY HAS FORECLOSED THE SECURITY INTEREST OR ACCEPTED CONVEYANCE IN LIEU OF FORECLOSURE OR (EXCEPT FOR THE PLEDGED SECURITIES) TAKEN POSSESSION OF ANY COLLATERAL. The provisions of this paragraph survive the payment and performance of the Obligation and the release of the Security Interest. The foregoing indemnity shall be subject to the provisions of SECTION 8.12 of the Credit Agreement.

    10.  MISCELLANEOUS.

         (a) TERM. This agreement terminates when no Lender has any commitment to lend or extend credit under the Credit Agreement and the Obligation are fully paid and performed. No Obligor on any Collateral is obligated to inquire about the termination of this agreement and is fully protected in making payments directly to Secured Party if SECTION 8(e) applies, which payments Secured Party shall pay to Borrower/Debtor on behalf of Debtors after termination of this agreement.

         (b) NO RELEASE. Neither the Security Interest, any Debtor's obligations, nor Secured Party's or any Lenders' Rights under this agreement are released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) The taking or accepting of any other security or assurance for any Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any other Loan Document without the consent of Debtors EXCEPT as required in that Loan Document; (iv) any present or future insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any Obligation; (v) EXCEPT as specifically required by any other Loan Document, any renewal, extension, or rearrangement of the payment of any Obligation (either with or without notice to or consent of any Debtor) or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to any Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of any Obligation; (vii) any failure of Secured Party or any Lender to notify any Debtor of any renewal, extension, or assignment of any Obligation, or the release of any security under any other document or instrument, or of any other action taken or refrained from being taken by

Secured Party or any Lender against any Debtor, or any new agreement between Secured Party, any Lender, and any Debtor, it being understood that, except as expressly required by the Credit Agreement, neither Secured Party nor any Lender is required to give any Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this agreement or any Collateral ever delivered to or for the account of Secured Party under this agreement;
(viii) the illegality, invalidity, or unenforceability of any Obligation against any third party obligated with respect to it by reason of the fact that the Obligation, or the interest paid or payable with respect to any of it, exceeds the amount permitted by Law, the act of creating any of it is ULTRA VIRES, or the officers, partners, or trustees creating any of it acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect to any Obligation is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund any payment on any Obligation or pay the amount of it to someone else.

         (c) WAIVERS. To the maximum extent lawful, except to the extent expressly otherwise provided in this agreement or in any other Loan Document, Debtors jointly and severally waive (i) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust Rights in Collateral, or to pursue any other Right that Secured Party or any Lender may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of intent to accelerate; and (iii) all Rights of marshaling in respect of any Collateral.

         (d) FINANCING STATEMENT. Secured Party may at any time file this agreement (or a carbon, photographic, or other reproduction of this agreement) as a financing statement, but the failure of Secured Party to do so does not impair the validity or enforceability of this agreement.

         (e) INFORMATION. Except as otherwise provided by Law, Secured Party's charge for furnishing each statement of account or each list of Collateral is $10.00.

         (f) LOAN DOCUMENT. This agreement is a Loan Document and is subject to the applicable provisions of SECTIONS 1 and 14 of the Credit Agreement, all of which are incorporated in this agreement by reference the same as if set forth in this agreement verbatim.

         (g) COMMUNICATIONS. For purposes of SECTION 14.2 of the Credit Agreement, each Debtor's address and telecopy number are the same as Borrower/Debtor's.

         (h) AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this agreement is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 14.8 of the Credit Agreement.

         (i) ENTIRETY. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH ANY DEBTOR IS PARTY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND
MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         (j) SECURED PARTY AND LENDERS. Secured Party is the agent for each Lender under the Credit Agreement. The Security Interest and all Rights granted to Secured Party under or in connection with this agreement are for each Lender's ratable benefit. Secured Party may, without the joinder of any Lender, exercise any Rights in Secured Party's or Lenders' favor under or in connection with this agreement, including, without limitation, conducting any foreclosure sales and executing full or partial releases of, amendments or modifications to, or consents or waivers under this agreement.

Secured Party's and each Lender's Rights and obligations VIS-A-VIS each other may be subject to one or more separate agreements between those parties. However, no Debtor need inquire about any such agreement or is subject to any terms of it. Therefore, neither any Debtor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.

         (k) PARTIES. This agreement benefits Secured Party, Lenders, and their respective successors and assigns and binds each Debtor and its successors and assigns. Upon appointment of any successor AGENT under the Credit Agreement, all of the Rights of Secured Party under this agreement automatically vests in that new AGENT as successor Secured Party on behalf of Lenders without any further act, deed, conveyance, or other formality OTHER THAN that appointment. The Rights of Secured Party and Lenders under this agreement may be transferred with any assignment of the Obligation. The Credit Agreement contains provisions governing assignments of the Obligation and of Rights and obligations under this agreement.

                        REMAINDER OF PAGE INTENTIONALLY BLANK.
                               SIGNATURE PAGES FOLLOW.

    EXECUTED as of the date first stated above.

                             MAGNETEK, INC., AS BORROWER/DEBTOR
                             MAGNETEK CENTURY ELECTRIC, INC., MAGNETEK
                             ELECTRIC, INC.,
                             MAGNETEK NATIONAL ELECTRIC COIL, INC.,
                             MAGNETEK OHIO TRANSFORMER, INC.,
                             AS SUBSIDIARY/DEBTORS


                             By
                                  --------------------------------------------
                                  John Colling, Jr., Vice President and
                                  Treasurer of all of the foregoing Companies

    Secured Party executes this agreement in acknowledgement of PARAGRAPH 10(i) above.

                             NATIONSBANK OF TEXAS, N.A., as Agent for Lenders as SECURED PARTY



                             By
                                  --------------------------------------------
                                  Andrea P. Collias, Vice President

The undersigned agree that to the extent that any of the stock certificates evidencing any of the capital stock that is included in the Collateral bear any restrictive legend in respect of the transfer of those certificates, then, in each case, the undersigned waive the requirements of those restrictive legends in respect of the pledge of those shares of capital stock to Secured Party.


                             MAGNETEK CENTURY ELECTRIC, INC.,
                                  MAGNETEK ELECTRIC, INC.,
                             MAGNETEK NATIONAL ELECTRIC COIL, INC.,
                             MAGNETEK OHIO TRANSFORMER, INC.,
                             MAGNETEK CONTROLS, INC.,
                             MAGNETEK TEMPE, INC.,
                             MAGNETEK CREDIT CORPORATION,
                             MAGNETEK EUROPE, N.V.,
                             MAGNETEK LEASING CORPORATION,
                             MAGNETEK AIRPORT SYSTEMS, INC.
                             AS SUBSIDIARY/DEBTORS


                             By
                                  --------------------------------------------
                                  John Colling, Jr., Vice President and
                                  Treasurer of all of the foregoing Companies








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